UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(2)      Form, Schedule or Registration Statement No.:
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February 10, 2016

Dear Airgas Stockholder:

We have previously sent to you proxy material for the special meeting of stockholders of Airgas, Inc. to be held on February 23, 2016.  The Airgas board of directors unanimously recommends that stockholders vote FOR all the proposals in connection with the proposed merger with Air Liquide.

Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  If you fail to vote, it will have the same effect as a vote against the proposed merger.  If you have not already done so, please vote TODAY--by telephone, via the Internet, or by signing, dating and returning the proxy card included with your proxy materials in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Peter McCausland
Executive Chairman

IMPORTANT NOTE:
Remember, you can vote your shares by mail, telephone or by Internet.
Please follow the easy instructions on the proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-825-8621.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Airgas, Inc. ("Airgas") by L'Air Liquide, S.A.,  Airgas has filed with the U.S. Securities and Exchange Commission (the "SEC")  and mailed or otherwise provided to its stockholders a definitive proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC's website at www.sec.gov and Airgas' website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas' Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and proxy statement for its 2015 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas is in the proxy statement relating to such acquisition. These documents may be obtained free of charge from the SEC's website at www.sec.gov and Airgas' website at http://investor.shareholder.com/arg/.